EXHIBIT 23.2

CONSENT OF VALUE INCORPORATED

We hereby consent to all references to our firm and the reports issued by our firm to Affiliated Computer Services, Inc. in this Annual Report on Form 10-K of Affiliated Computer Services, Inc. for the fiscal year ended June 30, 2004 and consent to the incorporation by reference of such Annual Report on Form 10-K in the Registration Statements on Form S-3 (File No. 333-68656) and the Registration Statements on Form S-8 (Nos. 333-117941, 333-117536, 333-105284, 333-62030, 333-44764, and 333-42385) of Affiliated Computer Services, Inc.

VALUE INCORPORATED

By:	/s/ DAVID N. FULLER, CFA
Title:	President

Irving, Texas
September 13, 2004